Exhibit 4.5





                             KONINKLIJKE AHOLD N.V.,
                                    as Issuer


                                       and



                              THE BANK OF NEW YORK,
                                   as Trustee



                      SERIES 2000-A SUPPLEMENTAL INDENTURE



                            Dated as of May 19, 2000



                                       to

                           SUBORDINATED DEBT INDENTURE

                         Dated as of September 30, 1998

                   4% Convertible Subordinated Notes due 2005

                                TABLE OF CONTENTS

                                                                            Page



SECTION 1.  Definitions.......................................................1


SECTION 2.  Amendment of the Indenture........................................3


SECTION 3.  No Application to Outstanding Notes...............................4


SECTION 4.  Creation of Series 2000-A.........................................4


SECTION 5.  Global Security...................................................5


SECTION 6.  Redemption at Maturity............................................6


SECTION 7.  Change of Control.................................................6


SECTION 8.  Optional Redemption...............................................6


SECTION 9.  Conversion Rights.................................................6


SECTION 10.  Further Amendments of the Indenture..............................7


SECTION 11.  No Application of Further Amendments to Outstanding Notes.......11


SECTION 12.  Notices.........................................................11


SECTION 13.  Modification and Ratification of Indenture......................11


SECTION 14.  Counterparts....................................................11


SECTION 15.  Governing Law...................................................11

          Series 2000-A Supplemental Indenture (the "Series 2000-A Supplement") dated as of May 19, 2000 under that certain Subordinated Debt Indenture (as defined in the first recital) by and between KONINKLIJKE AHOLD N.V., a company organized under the laws of The Netherlands with its corporate seat in Zaandam (municipality Zaanstad), The Netherlands (the "Issuer"), and The Bank of New York, a New York banking corporation (the "Trustee").

          WHEREAS, the Issuer and the Trustee are parties to that certain Subordinated Debt Indenture, dated as of September 30, 1998, as supplemented by the Series 1998-A Supplement, dated as of September 30, 1998, providing for the issuance of 3% Convertible Subordinated Notes due 2003 (the "1998-A Notes") (such Indenture as so supplemented, the "Indenture");

          WHEREAS, Section 2.5 of the Indenture provides, among other things, that the Issuer and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of authorizing a series of Securities and to specify terms of such series of Securities;

          WHEREAS, the Issuer has duly authorized the creation of a series of 4% Convertible Subordinated Notes due 2005 as provided hereto (the "Convertible Notes");

          WHEREAS, the Issuer and the Trustee are executing and delivering this Series 2000-A Supplement in order to provide for the Convertible Notes;

          WHEREAS, Section 7.1(f) of the Indenture provides that the Issuer and the Trustee, without the consent of the Holders of any of the Securities at the time Outstanding, may enter into an indenture supplemental (1) to correct any provision that may be defective and (2) to change or eliminate any provisions or to make such other provisions in regard to matters arising under the Indenture as the Issuer may deem desirable and which shall not adversely affect the interests of the Holders of the Securities at the time Outstanding;

          WHEREAS, the definition of "Effective Date" is defective as it applies to a dividend on the Issuer's Common Shares where the recipient has the right to elect between cash and Common Shares and the Issuer and the Trustee wish to correct such defect;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer and the Trustee hereby agree as follows:

          SECTION 1. Definitions. (a) With respect to the Convertible Notes the following definitions (except as herein otherwise expressly provided or unless the context otherwise clearly requires) shall have the respective meanings specified in this Section for all purposes of the Indenture and this Series 2000-A Supplement. For the avoidance of doubt, the following definitions shall have no application to the 1998-A Notes.

          "Business Day" means, notwithstanding anything in the Indenture to the contrary, any day that is not a Saturday or Sunday and that is not a day on which banking institutions in The Netherlands or in the Borough of Manhattan, City and State of New York are generally authorized or obligated by law to close in the relevant place of payment and, in relation to any payment or calculation in euro, a day on which the Trans-European Real-Time Automated Gross Settlement Express Transfer (TARGET) system is open.

          "Cash Change of Control" has the meaning specified in Section 9.

          "Cash Offer" means an offer to all (or as nearly as may be practicable all) holders of the Common Shares to acquire the whole or any part of the issued Common Shares, the consideration for which is either wholly in cash or more than 50% in cash and the remainder in shares or other property.

          "Change of Control" will be deemed to have occurred when (i) Control of the Issuer is acquired or deemed to be held by any Person or Persons acting in concert which at the date of issue of the Convertible Notes do or does not have (and would not be deemed to have) such control, (ii) the Issuer consolidates with or merges into or sells or transfers all or substantially all of its assets to any other Person, unless such consolidation, merger, sale or transfer will not result in such other Person or Persons acquiring Control over the Issuer or the successor entity; or (iii) the legal or beneficial ownership of all or substantially all of the capital stock of the Issuer is acquired by one or more other Persons; provided, however, no "Change of Control" will be deemed to have occurred solely as a result of either (i) the issuance or transfer (with the cooperation of the Issuer) of any preferred shares in the capital of the Issuer or (ii) the Issuer abandoning, limiting or changing the "structure regime" at the proposal of the Corporate Executive Board to be approved by the Supervisory Board. Notwithstanding anything in the Indenture to the contrary, for purposes of this definition, the term "Person" includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state (in each case whether or not being a separate legal entity), but does not include the Supervisory Board or any other governing board of the Issuer and does not include the Issuer's wholly-owned direct or indirect subsidiaries.

          "Clearstream" means Clearstream Banking, S.A.

          "Common Depositary" means The Bank of New York, London branch, as common depositary on behalf of Euroclear and Clearstream.

          "Control" means the right to appoint and/or remove all or the majority of the members of the Supervisory Board and/or the Corporate Executive Board or other governing body of the Issuer, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

          "Conversion Agent" means The Bank of New York and ABN AMRO Bank N.V., singularly or collectively as the context may require, and any additional conversion agents as may be appointed by the Issuer from time to time.

          "Conversion Notice" has the meaning specified in Section 9.

          "Convertible Notes" has the meaning specified in Section 4.

          "Corporate Executive Board" means the Corporate Executive Board (Raad van Bestuur) of the Issuer.

          "Euro" and "Euro" refer to the new single unified currency that was introduced in connection with the European Economic and Monetary Union in The Netherlands and the other participating member states of the European Union on January 1, 1999.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

          "Previous Dividends" has the meaning specified in Section 2.

          "Reference Dividend" means, on any date, the dividends paid on a per Common Share basis for the immediately preceding fiscal year.

          "Supervisory   Board"   means   the   Supervisory   Board   (Raad  van
     Commissarissen) of the Issuer.

          (b) Section 1.1 of the Indenture is hereby amended to change the definition of "Effective Date" in its entirety to read as follows:

          "Effective Date" means (i) in the case of a dividend or distribution on Common Shares in the form of Common Shares which dividend or distribution permits the recipient to elect between cash and Common Shares, the date on which the Common Shares are issued in connection with such dividend or distribution, (ii) the date on which Common Shares will trade on the Official Segment of Amsterdam Exchanges N.V.'s stock market excluding the relevant right or entitlement relating to an event giving rise to an adjustment of the Conversion Price or (iii) if (i) and (ii) are not applicable, the date on which the relevant event is announced by the Issuer or, if no such announcement is made, the date the relevant issue is made.

          (c) Terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture.

          (d) All references to "Sections" shall be to the sections of this Series 2000-A Supplement unless otherwise provided herein.

          SECTION 2. Amendment of the Indenture. The last paragraph of Section 11.4(d) of the Indenture is hereby amended and restated in its entirety, with respect to Securities of any Series issued on or after the date hereof, as follows:

          "For purposes of this paragraph (d), an Extraordinary Dividend occurs if, at the Effective Date, the aggregate amount of (i) any cash dividends paid or declared by the Issuer on the Common Shares (prior to the deduction of any withholding tax plus any corporate tax attributable to that dividend (a "Cash Dividend")); and (ii) all other Cash Dividends paid or declared on the Common Shares in the 365 consecutive day period prior to the Effective Date (other than any dividend or portion thereof previously deemed to be an Extraordinary Dividend) (the "Previous Dividends"), except that where the date of announcement for dividends for two different fiscal years has occurred in such 365 day period, such dividends relating to the earlier fiscal year will be disregarded for the purpose of determining the Previous Dividend ((i) and (ii) together being the "Total Current Dividend"), equals or exceeds on a per Common Share basis either (x) 5% of the Average Closing Price of the Common Shares during the Relevant Period or (y) twice the Reference Dividend. The Extraordinary Dividend will be the amount by which the Total Current Dividend exceeds the Reference Dividend. For the avoidance of doubt, all amounts are on a per Common Share basis."

          SECTION 3. No Application to Outstanding Notes. For the avoidance of doubt, the amendments to Section 11.4 of the Indenture effected by this Series 2000-A Supplemental Indenture shall have no application to the 1998-A Notes, and the amended provisions of the Indenture specified in this sentence shall be deemed not to have been so amended with respect to the 1998-A Notes.

          SECTION 4. Creation of Series 2000-A. There is hereby created for issuance under this Series 2000-A Supplement the Convertible Notes which shall be designated 4% Convertible Subordinated Notes due 2005.

          As provided in Section 2.5 of the Indenture, the following terms of such Convertible Notes are established hereby:

          (1) the title of the Convertible Notes shall be 4% Convertible Subordinated Notes due 2005;

          (2) the aggregate principal amount of the Convertible Notes that may be authenticated and delivered under this Indenture shall not exceed nine hundred twenty million euros (Euro 920,000,000), except for Convertible Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Convertible Notes pursuant to Section 2.10, 2.11, 2.13 or 10.3 of the Indenture;

          (3) the principal of the Convertible Notes shall be paid at maturity on May 19, 2005 as provided in Section 6 below;

          (4) the Convertible Notes will bear interest at the rate of 4% per annum; the interest payment date shall be May 19 of each year, commencing May 19, 2001 and the record date for the determination of Holders to whom interest is payable shall be the close of business on the fifteenth day immediately preceding the interest payment date for such payment (if the interest payment date is not a Business Day, payment shall be made on the next succeeding Business Day); interest shall accrue from May 19, 2000;

          (5) notwithstanding the provisions in Section 3.2 of the Indenture to the contrary, payment of principal and interest on the Convertible Notes shall be payable at the office of ABN AMRO Bank N.V., as paying agent in The Netherlands;

          (6) the Convertible Notes shall be redeemable at the option of the Issuer as provided in Section 8 below;

          (7) the Issuer shall be obligated to redeem the Convertible Notes at the option of a Holder thereof as provided in Section 7 below;

          (8) the Convertible Notes shall be convertible into Shares at the option of Holders thereof as provided in Section 9 below;

          (9) the Convertible Notes shall be denominated in euros and payments of the principal of and interest on the Convertible Notes shall be payable in euros;

          (10) the Convertible Notes are to be issued in the form of a fully registered Global Security; the Depositary for the Global Security is the Common Depositary and the nominee of such Depositary is The Bank of New York Depository (Nominees) Limited;

          (11) the ISIN/CINS number for the Convertible Notes is XS0111182597;

          (12) Section 3.9 and 10.7 of the Indenture shall not apply to the Convertible Notes and, as a result, the Issuer shall not be obligated to pay Additional Amounts in respect of the Convertible Notes as provided in
     Section 3.9 and the Convertible Notes shall not be subject to redemption as provided in Section 10.7;

          (13) the Convertible Notes may be issued at various times, but shall otherwise be identical except for denomination; and

          (14) for so long as the Convertible Notes are listed on the Official Segment of Amsterdam Exchanges N.V.'s stock market, the Issuer shall maintain a paying agent and a conversion agent in The Netherlands; the Issuer hereby appoints ABN AMRO Bank N.V. as a paying agent and conversion agent in The Netherlands and The Bank of New York as conversion agent in New York; the Trustee hereby acknowledges receipt of notice of the foregoing.

          SECTION 5. Global Security. (a) The Convertible Notes will be issued in the form of a fully registered Global Security (the "Global Security"), which will be deposited with the Common Depositary on behalf of Euroclear and Clearstream and registered in the name of the Common Depositary or its nominee. Except as set forth herein, the Global Security may be transferred, in whole, but not in part, only to the Depositary or to a nominee of the Depositary or to a successor of the Depositary or its nominee.

          (b) The principal amount of the Global Security may be increased or decreased by endorsement by the Trustee on the schedule affixed to the Global Security (or on continuations of such schedule affixed to the Global Security) of appropriate notations evidencing the dates and amounts of such increases and decreases.

          (c) If any beneficial interest in the Global Security is redeemed or converted into Shares, the aggregate principal amount of the Convertible Notes represented by the Global Security shall be reduced and the Trustee shall endorse the schedule affixed to the Global Security in the amount of such reduction as provided in paragraph (b) above.

          (d) Interests in the Global Security will be exchangeable in whole (without charge to any Holder) for Convertible Note certificates only if (i) an Event of Default with respect to the Convertible Notes represented by the Global Security has occurred and is continuing or (ii) Euroclear or Clearstream, as the case may be, is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business, and the Trustee has received a notice from the beneficial owners of the relevant Global Security requesting an exchange of the relevant Global Security for individual Convertible Note certificates. In such circumstances, the relevant Global Security shall be exchanged in full for Convertible Note certificates, in accordance with the terms of the Indenture, and the Issuer will, at the cost of the Issuer (but against such indemnity as the Trustee may require in respect of any tax or other duty which may be levied or imposed in connection with such exchange), cause sufficient Convertible Note certificates to be executed and delivered to the Trustee for completion, authentication and dispatch to the relevant beneficial owners within 30 days of the relevant event. A person having an interest in the Global Security must provide the Issuer and the Trustee with a written order containing instructions and such other information as the Issuer and the Trustee may require to complete, execute and deliver such Convertible Note certificates.

          (e) Notwithstanding the provisions of Section 3.1 of the Indenture to the contrary, as long as any Convertible Notes are evidenced by the Global Security, each payment of interest on such Convertible Notes will be paid by the Trustee or the relevant paying agent by wire transfer to the respective accounts of Euroclear and Clearstream which payment will be credited to the accounts of the Euroclear and Clearstream participants in accordance with the relevant clearing systems' rules and procedures.

          SECTION 6. Redemption at Maturity. Unless previously redeemed, converted or purchased and canceled as herein provided, the Issuer will redeem the Convertible Notes at 100% of the principal amount together with interest accrued and unpaid to the date of such redemption on May 19, 2005.

          SECTION 7. Change of Control. Upon the occurrence of a Change of Control, the Issuer shall (i) notify the Trustee promptly after becoming aware of the event giving rise to the Change of Control, (ii) fix a date for early redemption of the Convertible Notes and notify the Trustee of such date, and
(iii) at the option of the Holder of a Convertible Note, redeem such Convertible Note on the date fixed for early redemption at 100% of the principal amount, together with interest accrued to such date. The Trustee shall promptly publish the notice of such redemption in accordance with the notice provisions described in Section 12 below and Section 10.2 of the Indenture. The date fixed by the Issuer for early redemption of the Convertible Notes shall be not more than sixty (60) days nor less than thirty (30) days following the date upon which the Issuer notifies the Trustee of the relevant Change of Control.

          SECTION 8. Optional Redemption. The Convertible Notes are not redeemable by the Issuer prior to May 19, 2003. Thereafter, the Convertible Notes will be redeemable, on not less than 30 days' notice and not more than 60 days' notice, at the option of the Issuer, in whole but not in part at any time, at 100% of the principal amount thereof, together with accrued and unpaid interest to the redemption date. Except as provided in Section 12, notice of such redemption shall be given as provided in Section 10.2 of the Indenture. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Convertible Notes.

          SECTION  9.  Conversion   Rights.   The  Convertible   Notes  will  be
convertible into Common Shares or ADSs at the election of the Holder, in accordance with Article Eleven of the Indenture, at any time prior to May 16, 2005, the third Business Day prior to the maturity date (subject to prior redemption by the Issuer on not less than 30 days' notice and not more than 60 days' notice) in whole or in part (but only in integral multiples of Euros 1,000), initially at a Conversion Price of Euros 33.02 per Common Share, subject to adjustment in certain circumstances as provided below and as described in
Section 11.4 of the Indenture; provided, however, that no adjustment shall be made in respect of the Issuer's final dividend for its 1999 fiscal year which is expected to be paid by the Issuer in fiscal year 2000. The right to convert Convertible Notes called for redemption will terminate at the close of business on the third Business Day prior to the redemption date and will be lost if not exercised prior to that time. Holders will be given notice of any such adjustment as provided in Section 11.4 of the Indenture, except as otherwise provided in Section 12 below.

          Subject to the requirements of Euroclear and Clearstream, an owner of a beneficial interest in the Global Security may exercise such owner's conversion rights with respect to such beneficial interest by presenting to any Conversion Agent a notice of conversion in substantially the form set forth in
Section 2.15 of the Indenture (a "Conversion Notice"), duly completed by or on behalf of the account holder in Euroclear or Clearstream, as the case may be. In the event Convertible Notes are issued in definitive form, a Holder may exercise such Holder's conversion right by delivering the Convertible Notes at the specified office of any Conversion Agent, accompanied by a duly signed and completed Conversion Notice. The conversion date shall be the date on which the Convertible Notes and the duly signed and completed Conversion Notice shall have been so delivered.

          If a Cash Offer is made and (x) all conditions to the Cash Offer have been satisfied or waived and (y) the Issuer becomes aware that the offeror has acquired control of the Issuer or is considered to Control the Issuer (a "Cash Change of Control"), upon any exercise of conversion rights within 60 calendar days following the date on which notice of that Cash Change of Control is given by the Issuer to the Trustee, the Conversion Price shall be as set out below, but in each case adjusted, if appropriate, as described under Section 11.4 of the Indenture.

Conversion date                            Conversion Price

From May 19, 2000 to May 18, 2001                28.81

From May 19, 2001 through May 18, 2002           30.21

From May 19, 2002 through May 18, 2003           31.62

From May 19, 2003 through maturity               33.02

          If a Cash Change of Control occurs, the Issuer will promptly notify the Trustee after becoming aware of the Cash Change of Control. The Trustee will promptly publish notice of this Cash Change of Control in accordance with the notice provisions described below in Section 12.

          Notwithstanding the provisions of Section 11.4(g) of the Indenture to the contrary, all calculations under Section 11.4 of the Indenture shall be made to the nearest cent and/or the nearest hundredth of a euro.

          SECTION 10. Further Amendments of the Indenture. (a) The third paragraph of Section 2.2 of the Indenture is hereby amended and restated in its entirety, with respect to Securities issued on or after the date hereof, as follows:

          "[If applicable, insert--All payments in respect of the Securities, including, without limitation, payments of principal [if the Security is to bear interest prior to maturity, insert -- interest, if any, and] premium, if any, shall be made by the Issuer without withholding or deduction for or on account of any present or future taxes, duties, levies, or other governmental charges of whatever nature in effect on the date of the Indenture or imposed or established in the future by or on behalf of The Netherlands or any authority in The Netherlands ("Taxes"). In the event any such Taxes are so imposed or established, the Issuer shall pay such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts receivable by each Holder after any payment, withholding or deduction in respect of such Taxes shall equal the respective amounts of principal [if the Security, if any, is to bear interest prior to maturity, insert --, interest and] premium, if any, which would have been receivable in respect of the Securities in the absence of such payment, withholding or deduction; except that no such Additional Amounts will be payable with respect to any payment on any Security to, or to a third party on behalf of, a Holder for or on account of any such taxes or liabilities whatever that have been imposed by reason of (i) the Holder being a resident of The Netherlands or having some connection with The Netherlands other than the mere holding of such Security or the receipt of principal, interest, if any, or premium, if any, in respect thereof; (ii) the presentation by the Holder of a Security for payment on a date more than thirty (30) days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (iii) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge; (iv) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments on or in respect of any Security; or (v) any combination of items (i), (ii), (iii) or (iv). Furthermore, no Additional Amounts shall be paid with respect to any payment on this Security to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder.]"

          (b) The fourth paragraph of Section 2.2 of the Indenture is hereby amended and restated in its entirety, with respect to Securities issued on or after the date hereof, as follows:

          "[If applicable, insert--Whenever in this Security or in the Indenture there is a reference, in any context, to the payment of the principal of [if the Security is to bear interest prior to maturity, insert -- or interest on], or in respect of, any Security, such payment shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect of such payment pursuant to the provisions hereof or thereof and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.]"

          (c) The second paragraph of Section 2.3 of the Indenture is hereby amended and restated in its entirety, with respect to Securities issued on or after the date hereof, as follows:

          "[If applicable, insert--If at any time subsequent to the issuance of the Securities of this series as a result of any change in, or amendment to, the laws or regulations of The Netherlands or of any political subdivision thereof or any authority therein or thereof having power to tax or as a result of any change in the application or official interpretation of such laws or regulations, the Issuer becomes, or will become, obligated to pay any Additional Amounts and such obligations cannot be avoided by the Issuer taking reasonable measures available to it, then the Securities of this series will be redeemable as a whole (but not in part), at the option of the Issuer, at any time upon not less than thirty (30) nor more than sixty (60) days' notice given to the Holders at [if the Security is to bear interest prior to maturity, insert--their principal amount together with accrued interest thereon, if any,] [if the Security is an Original Issue Discount Security, insert appropriate provision.] (and any Additional Amounts payable with respect thereto) to the date fixed for redemption (the "Redemption Date"). In order to effect a redemption of Securities of this series as described in this paragraph, the Issuer shall deliver to the Trustee at least forty-five (45) days prior to the Redemption Date: (i) a written notice stating that the Securities of this series are to be redeemed as a whole and (ii) an opinion of independent legal counsel of recognized standing to the effect that the Issuer has or will become obligated to pay Additional Amounts as a result of any such change or amendment. No notice of redemption may be given earlier than ninety (90) days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts were a payment in respect of the Securities of this series then due. The notice shall additionally specify the Redemption Date and all other information necessary to the publication and mailing by the Trustee of notices of such redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Issuer in such notice and shall be under no duty to check the accuracy or completeness thereof. Such notice shall be irrevocable and upon its delivery the Issuer shall be obligated to make the payment or payments referred to therein to the Trustee.]"

          (d) Numbered paragraphs 18 and 19 of Section 2.5 of the Indenture are hereby amended and restated in their entirety, with respect to Securities issued on or after the date hereof, as follows:

          "(18) CUSIP and/or ISIN/CINS numbers for Securities of the Series;

          (19) whether and under what circumstances the Issuer will be obligated to pay Additional Amounts in respect of the Securities of the series as provided in Section 3.9 and, as a result, whether the Securities of the series will be subject to redemption as provided in Section 10.7; and

          (20) any other terms of the series which are not inconsistent with this Indenture."

          (e) With respect to Securities issued on or after the date hereof, the first nine words of Section 3.2 of the Indenture are hereby deleted and replaced with the following:

          "Unless  specified  otherwise for a series of  Securities  pursuant to
     Section 2.5, so long as any of the Securities remain outstanding,".

          (f) With  respect to  Securities  issued on or after the date  hereof,
Section 3.9 of the Indenture is hereby amended and restated in its entirety as follows:

          "SECTION 3.9 Payment of Additional Amounts. If with respect to Securities of any series it is specified pursuant to Section 2.5 that this
     Section 3.9 shall apply to Securities of such series and, as a result, that
     Section 10.7 shall apply thereto, then all payments in respect of Securities of such series including, without limitation, payments of principal, interest, if any, and premium, if any, shall be made by the Issuer without withholding or deduction for or on account of any present or future taxes, duties, levies, or other governmental charges of whatever nature in effect on the date of the Indenture or imposed or established in the future by or on behalf of The Netherlands or any authority in The Netherlands ("Taxes"). In the event any such Taxes are so imposed or established, the Issuer shall pay such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts receivable by each Holder of a Security of such series after any payment, withholding or deduction in respect of such Taxes shall equal the respective amounts of principal, interest, if any, and premium, if any, which would have been receivable in respect of the Securities in the absence of such payment, withholding or deduction; except that no such Additional Amounts will be payable with respect to any payment on any Security of such series to, or to a third party on behalf of, a Holder for or on account of any such taxes or liabilities whatever that have been imposed by reason of (i) the Holder being a resident of The Netherlands or having some connection with The Netherlands other than the mere holding of such Security or the receipt of principal, interest, if any, or premium, if any, in respect thereof; (ii) the presentation by the Holder of a Security of such series for payment on a date more than thirty (30) days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (iii) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge; (iv) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments on or in respect of any Security; or (v) any combination of items (i), (ii), (iii) or (iv). Furthermore, no Additional Amounts shall be paid with respect to any payment on a Security of such series to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Security of such series.

          Whenever in this Indenture or the Securities of any series to which this Section 3.9 is applicable there is a reference, in any context, to the payment of the principal of or interest, if any, on, or in respect of, any Security to which this Section 3.9 is applicable, such payment shall be deemed to include the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect of such payment pursuant to the provisions of such Section and express mention of the payment of Additional Amounts (if applicable) in any provision hereof or thereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

          Except as specifically provided in this Section 3.9 and Section 10.7 with respect to Securities of any series to which such sections are applicable, the Issuer will not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein."

          (g) With respect to Securities issued on or after the date hereof, the first 25 words of Section 10.7 of the Indenture are hereby deleted and replaced with the following:

          "If, with respect to Securities of any series it is specified pursuant to Section 2.5 that Section 3.9 and this Section 10.7 shall be applicable to Securities of such series, at any time after the date of issuance of Securities of such series pursuant to this Indenture, as a result of any change in,".

          SECTION 11. No Application of Further Amendments to Outstanding Notes. For the avoidance of doubt, the amendments to Sections 2.2, 2.3, 2.5, 3.2, 3.9 and 10.7 of the Indenture effected by this Series 2000-A Supplemental Indenture shall have no application to the 1998-A Notes, and the amended provisions of the Indenture specified in this sentence shall be deemed not to have been so amended with respect to the 1998-A Notes.

          SECTION 12. Notices. Notwithstanding anything in the Indenture to the contrary, notices to the Holders shall be given by delivery of the relevant notice, so long as Convertible Notes are in the form of the Global Security, to Euroclear and Clearstream for communication by them to their respective participants; provided always that, so long as the Convertible Notes are listed on the Official Segment of Amsterdam Exchanges N.V.'s stock market, and Amsterdam Exchanges N.V. so requires, notices to the Holders will also be published in a leading newspaper having general circulation in The Netherlands, in the Official Price List of Amsterdam Exchanges N.V. and in an English language newspaper of general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication in the Official Price List of Amsterdam Exchanges N.V.

          SECTION 13. Modification and Ratification of Indenture. As supplemented and modified by this Series 2000-A Supplement, the Indenture is in all respects ratified and confirmed, and the Indenture as so supplemented and modified by this Series 2000-A Supplement shall be read, taken and construed as one and the same instrument.

          SECTION 14. Counterparts. This Series 2000-A Supplement may be executed in any number of counterparts each of which so executed shall be deemed to bean original but all of such counterparts shall together constitute but one and the same instrument.

          SECTION 15. Governing Law. As provided in Section 13.8 of the Indenture, this Series 2000-A Supplement and each Convertible Note shall be construed in accordance with the laws the State of New York, except for the provisions contained in the Indenture or in the Convertible Notes relating to the subordination of the Convertible Notes which shall be governed by and construed in accordance with the laws of The Netherlands.

          IN WITNESS WHEREOF, the parties hereto have caused this Series 2000-A Supplement to be duly executed, all as of May 19, 2000.



                                             KONINKLIJKE AHOLD N.V.



                                             By:   /s/ A. S. Noddle
                                                --------------------------------
                                                Name:   A. S. Noddle
                                                Title:  Executive vice-president



                                            THE BANK OF NEW YORK
                                              as Trustee



                                             By:   /s/ Thomas E. Tabor
                                                --------------------------------
                                                Name:   Thomas E. Tabor
                                                Title: